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                                                          EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Solutia's Registration Statements on Form S-8 (Nos. 333-34561, 333-34587, 333-34589, 333-34591, 333-34593, 333-34683, 333-35689, 333-47911,
333-51081, 333-74463, and 333-74465) of our opinions dated February
23, 2000 (which includes an explanatory paragraph as to a change in the method of accounting in 1997), appearing in and incorporated by reference in this annual report on Form 10-K of Solutia Inc. for the year ended December 31, 1999.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Saint Louis, Missouri
March 9, 2000

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